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                 [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                              June 12, 1996
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(213) 229-7000                                                     C 28291-00020
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The Finish Line, Inc.
3308 N. Mitthoefer Road

Indianapolis, Indiana 46236

  Re: The Finish Line, Inc.--Form S-3 Registration

     Statement (No. 333-03991____)

Gentlemen:

  We have acted as counsel for The Finish Line, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 2,990,000 shares of the Company's Class A Common Stock (the "Shares"), on Form S-3 Registration Statement No. 333-03991 (the "Registration Statement") under the Securities Act of 1933, as amended. Of the 2,990,000 Shares offered for sale, 1,300,000 Shares are being sold by the Company and 1,300,000 Shares are being sold by certain stockholders (the "Selling Stockholders") and 390,000 Shares are subject to an over allotment option granted to the Underwriters (as defined below) by the Selling Stockholders. We understand that the Company and the Selling Stockholders propose to sell the Shares to a group of underwriters (the "Underwriters") represented by Smith Barney Inc., A.G. Edwards & Sons, Inc., and Oppenheimer & Co., Inc., for offering to the public.

  On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares have been duly authorized, and when issued and sold in accordance with the terms of the Registration Statement and an underwriting agreement between the Company, the Selling Stockholders, and the Underwriters substantially in the form filed as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Gibson, Dunn & Crutcher LLP

                                          GIBSON, DUNN & CRUTCHER LLP